Exhibit (d)(1)


                                POWER OF ATTORNEY
                          (RELATING TO SCHEDULE 13E-3)

      KNOW ALL PERSONS BY THESE PRESENTS, that each of Dr. Michael W.J.
Smurfit, Mr. Gary W. McGann, Mr. Anthony P.J. Smurfit and Mr. Ian J. Curley constitutes and appoints Michael O'Riordan and James Fitzharris and each of them severally, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the "Commission"), in connection with the filing with the Commission of a transaction statement on Schedule 13E-3 (the "Statement"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a Management Investor (as such term is defined in the Offer to Purchase filed by MDCP Acquisitions I with the Commission on July 5, 2002 and incorporated by reference in the Statement), the Statement and/or such other schedule(s) or form(s) as said attorneys-in-fact and agents may deem appropriate to file with the Commission in connection therewith, and any and all amendments thereto, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, and his or her substitute(s), may lawfully do or cause to be done by virtue hereof.


      Dated: July 16, 2002
                                          /s/ Michael W.J. Smurfit
                                          ------------------------
                                          Michael W.J. Smurfit



                                          /s/ Gary W. McGann
                                          ------------------------------
                                          Gary W. McGann



                                          /s/ Anthony P.J. Smurfit
                                          ------------------------------
                                          Anthony P.J. Smurfit



                                          /s/ Ian J. Curley
                                          ------------------------
                                          Ian J. Curley